Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 19, 2005 accompanying the consolidated financial statements of ALSCO Holdings, Inc. as of September 30, 2005, December 31, 2004 and December 31, 2003 and for the nine months ended September 30, 2005, the year ended December 31, 2004 and the period from Inception (May 23, 2003) to December 31, 2003, included in this Form 8-K/A Current Report of Aleris International, Inc. We hereby consent to the incorporation by reference of said report in the Registration Statements of Aleris International, Inc. on Form S-8 (File No. 333-00075, effective January 5, 1996; File No. 333-07091, effective June 28, 1996; File No. 333-71339, effective January 28, 1999; File No. 333-71335, effective January 28, 1999; File No. 333-81949, effective June 30, 1999; File No. 333-55962, effective February 21, 2001; File No. 333-121106, effective December 9, 2004; and File No. 333-122566, effective February 4, 2005).

/s/    Grant Thornton LLP

Raleigh, North Carolina

December 19, 2005